UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  January 16, 2007
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                               AMREP CORPORATION
                               -----------------
               (Exact Name of Registrant as Specified in Charter)

Oklahoma                          1-4702                  59-0936128
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(State or Other Jurisdiction      (Commission File        (IRS Employer
of Incorporation)                 Number)                 Identification Number)

300 Alexander Park, Suite 204, Princeton, New Jersey               08540
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         (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200
                                                    ----------------------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

     On January 16, 2007, in connection with the completion of the acquisition of Palm Coast Data Holdco, Inc. ("Holdings"), Kable Media Services, Inc. ("Kable"), a subsidiary of AMREP Corporation (the "Company"), and certain direct and indirect subsidiaries of Kable entered into a Second Amended and Restated Loan and Security Agreement (the "Loan Agreement") with Holdings, Palm Coast
Data, LLC, a wholly-owned subsidiary of Holdings ("PCD"), and LaSalle Bank National Association (the "Lender"). The following description is qualified by reference to the Loan Agreement, which is attached hereto as Exhibit No. 10.1 and incorporated herein by reference.

     The Lender and certain of Kable's direct and indirect subsidiaries were previously parties to an Amended and Restated Loan and Security Agreement dated as of April 28, 2005, as amended by a First Amendment to Amended and Restated Loan and Security Agreement dated April 27, 2006 (as so amended, the "Existing Loan Agreement"). The Existing Loan Agreement consisted of several revolving credit facilities and capital expenditure lines of credit.

     The Loan Agreement amends the Existing Loan Agreement and cancels certain of the existing credit facilities, consolidates in part certain of the revolving credit facilities and existing term debt and adds Kable, Holdings and PCD as additional borrowers. The credit facilities from the Lender under the Loan Agreement consist of: (i) a revolving credit loan and letter of credit facility in an aggregate principal amount of up to $35.0 million ("Facility A"), a portion of which was used to fund part of the merger consideration for Kable's acquisition of Holdings (as described below in Item 2.01), and the remainder of which may be used for working capital purposes; (ii) a secured term loan of approximately $3.0 million ("Facility B"); (iii) a capital expenditure line of credit in an amount of up to $1.5 million to finance new equipment ("Facility C"); and (iv) a second revolving credit loan facility of $10.0 million ("Facility D") that may be used exclusively for the payment of accounts payable under a distribution agreement with a customer of Kable's Distribution Services business. The borrowers' obligations under the Loan Agreement are secured by substantially all of their assets other than real property and any borrower's interest in the capital securities of any other borrower or any subsidiary of any borrower.

     Subject to the Lender's right to accelerate the obligations under the Loan Agreement upon the occurrence of an Event of Default, as defined in the Loan Agreement, and subject to applicable cure periods, the maturity dates of Facility A, Facility C and Facility D are each May 1, 2010, and the maturity date for Facility B is December 31, 2009. The Loan Agreement includes customary Events of Default, including cross-default in respect of certain contracts and subordinated indebtedness of the borrowers, certain of the borrowers ceasing to be direct or indirect wholly-owned subsidiaries of Kable, and a Material Adverse Effect (as such term is defined in the Loan Agreement).

     The Facility A, C and D loans bear interest at fluctuating rates that, at the borrowers' option, may be either (i) reserve adjusted LIBOR rates plus a margin established quarterly of from 1.5% to 2.5% dependent on the borrowers' funded debt to EBITDA ratio, as defined in the Loan Agreement, or (ii) the Lender's prime rate. The Facility B interest rate is 6.4% per annum. In addition, the Loan Agreement requires the borrowers to maintain certain financial ratios and contains customary covenants and restrictions, the most significant of which limit the ability of the borrowers to declare or pay dividends or make other distributions to the Company unless certain conditions are satisfied, and that limit the annual amount of indebtedness the borrowers may incur for capital expenditures and other purposes.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On January 16, 2007, Kable completed its previously announced acquisition of Holdings, a provider of fulfillment services for magazine publishers and

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others,  pursuant to the terms of that certain Agreement and Plan of Merger (the
"Merger Agreement"), dated as of November 7, 2006, by and among the Company, Kable, Merger Sub, Holdings, PCD, Allied Capital Corporation ("Allied") and the other stockholders of Holdings as set forth in the Agreement (together with Allied, the "Sellers"). The Agreement provides for the acquisition to occur by the merger of Merger Sub with and into Holdings, with Holdings surviving the merger. As a result of the merger, Holdings and PCD are now direct and indirect wholly-owned subsidiaries of Kable.

     The merger consideration totaled approximately $92 million plus an additional amount for working capital and certain other adjustments preliminarily estimated at $3.7 million. The acquisition was financed with existing cash and borrowings.

     Subject to certain limitations and conditions, the Sellers have agreed to indemnify Kable for certain losses that may occur related to breaches of certain representations, warranties and covenants in the Merger Agreement and certain other matters specified in the Merger Agreement. The representations and warranties contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations and qualifications agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties were made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are, in certain instances, subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

     On January 16, 2007, the Company issued a press release announcing the closing of the acquisition of Holdings, a copy of which is attached hereto as Exhibit No. 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     The information reported under Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     In connection with the closing of the acquisition of Holdings  described in
Item 2.01, effective January 16, 2007, John Meneough was appointed as Executive Vice President, Fulfillment Services of Kable at an annual salary of $340,000. Mr. Meneough will also serve as president and chief operating officer of the combined Kable and PCD fulfillment operations. Mr. Meneough, 58, had been President and Chief Executive Officer of Holdings since 1996, and a member of Holdings' Board of Directors since April 2002.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.



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The pro forma financial  information  required  pursuant to Item 9.01(b) of Form
8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.         Description
-----------         -----------


2.1* Agreement and Plan of Merger, dated as of November 7, 2006, by and among AMREP Corporation, Kable Media Services, Inc., Glen Garry Acquisition, Inc., Palm Coast Data Holdco, Inc., Palm Coast Data, LLC and the Sellers set forth therein.

10.1* Second Amended and Restated Loan and Security Agreement, dated as of January 16, 2007, by and among Kable Media Services, Inc., Kable News Company, Inc., Kable Distribution Services, Inc., Kable News Export, Ltd., Kable News International, Inc., Kable Fulfillment Services, Inc., Kable Fulfillment Services of Ohio, Inc., Palm Coast Data Holdco, Inc., Palm Coast Data, LLC, and LaSalle Bank National Association.

99.1                Press release dated January 16, 2007.

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* Certain  schedules to this agreement have been omitted pursuant to Item 601(b)
of Regulation S-K. The registrant will furnish a supplementary copy of any omitted schedule to the Securities and Exchange Commission upon request.



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


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 19, 2007

                                           AMREP CORPORATION
                                           (Registrant)

                                           By: /s/ Peter M. Pizza
                                               ------------------------
                                               Peter M. Pizza Vice President and
                                               Chief Financial Officer



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




                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------


2.1* Agreement and Plan of Merger, dated as of November 7, 2006, by and among AMREP Corporation, Kable Media Services, Inc., Glen Garry Acquisition, Inc., Palm Coast Data Holdco, Inc., Palm Coast Data, LLC, and the Sellers set forth therein.

10.1* Second Amended and Restated Loan and Security Agreement, dated as of January 16, 2007, by and among Kable Media Services, Inc.,
               Kable News Company, Inc., Kable Distribution Services, Inc., Kable News Export, Ltd., Kable News International, Inc., Kable Fulfillment Services, Inc., Kable Fulfillment Services of Ohio, Inc., Palm Coast Data Holdco, Inc., Palm Coast Data, LLC, and LaSalle Bank National Association.

99.1           Press release dated January 16, 2007.

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* Certain  schedules to this agreement have been omitted pursuant to Item 601(b)
of Regulation S-K. The registrant will furnish a supplementary copy of any omitted schedule to the Securities and Exchange Commission upon request.